Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-251394) and Forms S-8 (No. 333-250179, 333-251904 and 333-252647) of Liquidia Corporation of our report dated July 17, 2020, relating to the financial statements of RareGen, LLC, which appears in Liquidia Corporation’s Registration Statement on Form S-4 (No. 333-240421) and is incorporated by reference in this Current Report on Form 8-K12B/A.

/s/ BDO USA, LLP

Richmond, Virginia

February 2, 2021